Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Provectus Biopharmaceuticals, Inc.

Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-205704) of Provectus Biopharmaceuticals, Inc. of our report dated March 30, 2016 relating to the 2015 and 2014 consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
March 31, 2017